                                                                   EXHIBIT (10G)

                        AMENDMENT TO EMPLOYMENT AGREEMENT

            THIS AMENDMENT (this "Amendment") dated as of February 24, 1998 is made to the Employment agreement (the "Agreement") effective as of the first day of May, 1992, by and between ROCHESTER & PITTSBURGH COAL COMPANY, a Pennsylvania corporation (hereinafter called the "Company"), and Thomas W. Garges, Jr. (hereinafter called "Garges"). All capitalized terms used herein but not defined herein shall have the respective meanings assigned to them in the Agreement.

                                     RECITAL

      Garges is presently employed by the Company as its President and Chief Executive Officer pursuant to the Agreement. The Board of Directors of the Company believes it is in the best interests of the Company and the stockholders of the Company to seek the sale of the Company, and, in connection therewith, wishes to provide incentive to Garges to cooperate in the efforts to sell the Company and maximize the consideration payable to the Company's stockholders.

      It is the purpose of this Amendment to set forth the severance benefits that will be provided to Garges in the event of a change in control of the Company under the circumstances as described herein. This Amendment supersedes and is in lieu of the Amendment to the Agreement dated as of February 27, 1997 by and between the Company and Garges (the "1997 Amendment") and, and except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

      1. Paragraph 2 of the Agreement is hereby amended so that as amended Paragraph 2 shall read in its entirety as follows:

            "2. Term.

                  "(a) Subject to the provisions of subparagraph 2(b) hereof, until notice of termination has been given by either party, the term of Garges' employment under the Agreement shall be extended automatically each day for one additional day so that at all times after the date hereof and until notice of termination has been given, the term of the employment shall be for a period of three years. Subject to the provisions of subparagraph 2(b) below, in the event that one party gives notice of termination to the other, then the term of Garges' employment will expire on that day which is three years after the day on which the notice is given.

                  "(b) Notwithstanding anything contained in this Agreement to the contrary, in the event of any change in control of the Company (as defined herein), the term of Garges' employment hereunder shall expire on the date of consummation of the change in control of the Company without any action by
Garges or the Company and without any requirement of notice. For a period of 90 days after the day on which a change in control of the Company is consummated and Garges' employment hereunder is terminated, Garges shall make himself reasonably available to render consulting services to the Company as specified from time to time by the management of the Company.
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                                                                   EXHIBIT (10G)

                  "(c) For the purposes of this Amendment, a "change in control of the Company" shall be deemed to have occurred if during the term of the Agreement (i) any "person" or "group" (as such terms are used in Rule 13d-3 under the Securities Exchange Act of 1934) other than Garges or a group of which Garges is a member acquires shares of the Company in a transaction or series of transactions that result in such person or group directly or indirectly first owning beneficially more than 50% of the outstanding shares of the Company's Common Stock after the date of this Agreement or (ii) as the result of or in connection with any cash tender offer or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions (a "Transaction"), the persons who were the directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company."

      2. Paragraph 5 of the Agreement is hereby amended so that as amended Paragraph 5 shall read in its entirety as follows:

            "5. Compensation

                  "(a) For all services rendered by Garges under this Agreement during the term of his employment, the Company shall pay Garges a base salary at such annual rate as shall be determined by the Board of Directors from time to time, provided that the base salary shall not be less than $339,600 per year. In addition, Garges shall be paid such bonuses and other additional compensation, if any, as the Company's Board of Directors may determine from time to time in its sole discretion; provided that Garges in his sole discretion may elect, by notice to the Company given within ten (10) days after he is awarded a bonus, to have any bonus paid to him wholly in stock in such proportions as he may determine. Garges' base salary shall be paid to him in equal monthly installments or in such other manner as may be mutually agreed.

                  "(b) Upon the date of consummation of a change in control of the Company as defined herein, the Company shall make a payment on such date to Garges in such amount as is equal to three times his then annual rate of salary plus $55,255.

                  "(c) For the 90-day period during which Garges agrees to make himself reasonably available to render consulting services to the Company following consummation of a change in control of the Company as provided in subparagraph 2(b) of this Agreement, Garges shall be paid a consulting fee of $1,000 for each day or portion thereof during which consulting services are rendered by Garges to the Company."

                  "(d) For 36 consecutive months following the date of the
change in control of the Company or the death of Garges, whichever is earlier, Garges shall continue to be treated as an employee of the Company under, and shall be entitled to all medical benefits, programs and arrangements of the Company, as if Garges were still employed by the Company during such period and such benefits, programs and arrangements were maintained during such period on terms and conditions no less favorable to Garges than those which existed immediately prior to the change in control of the Company or the death of
Garges. If, despite the
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                                                                   EXHIBIT (10G)

provisions of this subparagraph 5(d), medical benefits under any such plan, program or arrangement shall not be payable or provided under any such plan, program or arrangement to Garges or his dependents, because of any change in the terms or conditions of such plan, program or arrangement or because Garges is no longer an employee of the Company, the Company itself shall to the extent necessary pay or provide for payment of such benefits to Garges and his dependents.

                  "(e) For purposes hereof, any salary or other payments made to Garges by any wholly or majority owned subsidiary of the Company shall be treated as having been made by the Company."

      3. Paragraph 8 of the Agreement is hereby amended so that as amended Paragraph 8 of the Agreement shall read in its entirety as follows:

            "8. Pension Matters.

                  "(a) Garges is a participant in the Company's pension plan, as the same may be amended hereafter from time to time (the "Plan") and shall be entitled to receive such benefits thereunder as are provided pursuant to the terms and conditions thereof.

                  "(b) Garges shall also be entitled to receive a pension supplement, except in the circumstances described in subparagraph 8(d) or Paragraph 9 of the Agreement, whereby the Company will pay to Garges or his spouse upon the commencement of the payment of the pension benefit under the Plan, as a monthly supplement to the monthly benefit payable under the Plan, an amount equal to the sum of the following:

                        "(i) an amount equal to the monthly pension benefit, which would have been payable to Garges or his spouse pursuant to the Plan at Garges' normal retirement age of 62, without regard to the limitations (hereinafter referred to as the "Statutory Limitations") imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as now or hereafter amended or supplemented (the "Code"); plus

                        "(ii) an amount equal to the difference between (A) the monthly pension benefit actually payable to Garges at age 62 pursuant to the Plan and (B) the monthly pension benefit which would have been payable to Garges or his spouse at Garges' normal retirement age of 62 pursuant to the Plan without application of the Statutory Limitations.

      "The supplemental payments hereunder shall be calculated in conformity with the benefit option selected by Garges under the Plan.

      "Such supplemental payments will terminate at the earlier of (A) the expiration of ten years from the date of the first monthly supplemental payment or (B) the termination of pension payments pursuant to the Plan to Garges, his spouse or the survivor of them, if applicable.

                  "(c) If the date of consummation of a change in control of the Company occurs before the commencement of the pension supplement provided in subparagraph 8(b) hereof, in lieu of that pension supplement the Company shall:
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                                                                   EXHIBIT (10G)

                        "(i) calculate the amount of Garges' accrued monthly pension supplement as of such consummation date assuming that Garges elects to begin receiving his pension benefit under the Plan at age 62 in the form of a qualified joint and survivor annuity and that Garges' service with the Company is equal to the sum of (x) Garges' actual service with the Company to the day before such consummation date and (y) three additional years; and

                        "(ii) make a payment to Garges on such consummation date equal to the present value of the accrued monthly pension supplement calculated under clause (i) of this subparagraph 8(c) using a discount rate of 120% of the applicable federal rate in effect on such date determined under Section 1274(d) of the Code, compounded semiannually.

                  "(d) In the event that Garges' spouse becomes entitled to receive pension benefits under the Plan as a result of Garges' death while employed by the Company prior to July 22, 2001, no monthly supplemental benefit shall be paid to his widow."

      4. A new Paragraph 17 is hereby added to the Agreement which Paragraph 17 shall read in its entirety as follows:

            "17. Miscellaneous General Provisions.

                  "(a) Non-Alienation. Garges shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under the Agreement as amended hereby, and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law.

                  "(b) Deductibility of Payments. In the event that any payment or benefit received or to be received by Garges hereunder, whether payable pursuant to the terms of the Agreement as amended hereby or any other plan, arrangement or agreement with the Company or any corporation affiliated with the Company (an "Affiliate") within the meaning of Section 1504 of the Code would not be deductible, in whole or in part, by the Company or an Affiliate as a result of Section 280G of the Code the payments to be made pursuant to the Agreement as amended hereby shall be reduced until no portion of the payments is not deductible as a result of Section 280G of the Code or the payments are reduced to zero. For purposes of this limitation, (i) no portion of the payments, the receipt or enjoyment of which Garges shall have effectively waived in writing prior to the date of payment, shall be taken into account and (ii) no portion of the payments shall be taken into account which is in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Garges does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

                  "(c) Non-Mitigation. Garges shall not be required to mitigate the amount of any payment or benefit provided for under the Agreement as amended hereby by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Agreement as amended hereby be reduced by any compensation received subsequent to the date of the change in control of the Company by Garges as a result of any employment or retirement benefits from any other source, provided, however, that the Company shall not be required to provide Garges and his eligible

                                                                   EXHIBIT (10G)

dependents with medical insurance coverage as long as Garges and his eligible dependents are receiving comparable medical insurance coverage from another employer.

                  "(d) Interest on Amounts Due Under the Agreement. Any amount due to Garges under the Agreement as amended hereby which is not paid when due shall bear interest at the rate of one percent per month from the date such amount was due until the date when paid.

                  "(e) Club Memberships. Garges shall be entitled to retain after the date of consummation of the change in control of the Company the ownership of all club memberships provided to him by the Company during Garges' term as an executive officer of the Company, provided that on and after the date of consummation of the change in control of the Company Garges shall be responsible for the payment of all on-going costs for the maintenance of such club memberships.

                  "(f) Transfer of Automobile. Not later than the date of consummation of the change in control of the Company, the Company shall assign to Garges, without the payment of any consideration by Garges to the Company, the title to the automobile currently made available by the Company to Garges."

      5. This Amendment supersedes and is in lieu of the 1997 Amendment and, except as expressly amended by this Amendment, the terms and conditions of this Agreement shall remain in full force and effect and are hereby ratified and confirmed.

      IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands and seals to this Agreement the day and year first above written.

[SEAL]
Attest:                          ROCHESTER & PITTSBURGH COAL COMPANY


/s/ JOYCE E. MILLER              By: /s/ PETER ISELIN
----------------------------     ----------------------------------------
Assistant Secretary                      Peter Iselin, Vice President-
                                         Finance and Secretary


Witness:


/s/ JUDI K. PEILA                /s/ THOMAS W. GARGES, JR.
----------------------------     ----------------------------------------
                                 Thomas W. Garges, Jr.